Exhibit 99.1

Company Contact

Ryan Hymel, Senior Vice President and Treasurer

(571) 529-6113

Playa Hotels & Resorts Reports Fourth Quarter and Full Year 2016 Results

Fairfax, VA, March 14, 2017 – Playa Hotels and Resorts (the “Company”) (NASDAQ: PLYA) today announced results of operations for the three months and year ended December 31, 2016.

Year Ended December 31, 2016 Highlights

•	Net Income was $20.2 million, compared to $9.7 million in the prior year

•	Net Package RevPAR increased 9.3% year-over-year to $195.31, driven by Net Package ADR growth of 8.3% and an increase in Occupancy of 70 basis points

•	Resort EBITDA increased 46.6% year-over-year to $185.3 million

•	Resort EBITDA Margin increased 4.8 percentage points year-over-year to 36.4%

•	Adjusted EBITDA increased 52.1% year-over-year to $154.7 million

Three Months Ended December 31, 2016 Highlights

•	Net Loss was $24.6 million, compared to $13.1 million in the prior year

•	Net Package RevPAR increased 5.5% over the comparable 2015 period to $174.92, driven primarily by Occupancy growth of 490 basis points

•	Resort EBITDA increased 44.4% over the comparable 2015 period to $36.8 million

•	Resort EBITDA Margin increased 7.2 percentage points over the comparable 2015 period to 31.5%

•	Adjusted EBITDA increased 67.9% over the comparable 2015 period to $28.7 million

•	Repurchased $50.0 million of the Company’s Cumulative Redeemable Preferred Shares

“In 2016, we continued to execute strategic initiatives, including improving the quality of our portfolio and delivering exceptional operational results.”

–Bruce D. Wardinski, Chairman and CEO of Playa Hotels & Resorts

Recent Developments

On March 10, 2017, Playa completed its merger with Pace Holdings Corp. The transaction resulted in an initial enterprise value of approximately $1.75 billion for the combined company. The transaction provides the Company a greatly improved balance sheet and available capital to accelerate its execution of accretive investments. Upon closing of the transaction, Playa redeemed the total remaining outstanding balance of its preferred shares. Additionally, Karl Peterson, TPG Partner and former President and CEO of Pace, Tom Klein, former President and CEO of Sabre Hospitality, and Paul Hackwell, a Principal at TPG, were appointed to Playa’s Board of Directors. Playa will now continue in its strategy to add more all-inclusive resorts under the Hyatt Ziva, Hyatt Zilara, and Panama Jack brands and to further solidify its leading position in the all-inclusive resorts sector.

Financial and Operating Results

The following tables set forth information with respect to our Occupancy, Net Package ADR, Net Package RevPAR, Total Net Revenue, Resort EBITDA, Corporate Expenses, and Adjusted EBITDA for the three months and years ended December 31, 2016 and 2015 for both our total portfolio and comparable portfolio:

Total Portfolio

	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	Change	2016	2015	Change
Occupancy	82.3%	77.4%	4.9 pts	81.2%	80.5%	0.7 pts
Net Package ADR	$212.49	$214.14	(0.8%)	$240.53	$222.07	8.3%
Net Package RevPAR	$174.92	$165.79	5.5%	$195.31	$178.66	9.3%
Total Net Revenue (1)	$116,770	$104,627	11.6%	$509,039	$399,324	27.5%
Resort EBITDA (2)	$36,787	$25,469	44.4%	$185,262	$126,348	46.6%
Resort EBITDA Margin	31.5%	24.3%	7.2 pts	36.4%	31.6%	4.8 pts
Corporate Expenses	$8,057	$8,357	(3.6%)	$30,593	$24,667	24.0%
Adjusted EBITDA (3)	$28,730	$17,112	67.9%	$154,669	$101,681	52.1%
Adjusted EBITDA Margin	24.6%	16.4%	8.2 pts	30.4%	25.5%	4.9 pts

Comparable Portfolio(4)

	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	Change	2016	2015	Change
Occupancy	83.4%	82.1%	1.3 pts	83.0%	82.3%	0.7 pts
Net Package ADR	$202.50	$207.39	(2.4%)	$230.39	$220.72	4.4%
Net Package RevPAR	$168.95	$170.28	(0.8%)	$191.22	$181.60	5.3%
Total Net Revenue (1)	$92,088	$91,548	0.6%	$405,672	$385,089	5.3%
Resort EBITDA (2)	$28,408	$24,039	18.2%	$149,951	$119,517	25.5%
Resort EBITDA Margin	30.8%	26.3%	4.5 pts	37.0%	31.0%	6.0 pts
Corporate Expenses	$8,057	$8,357	(3.6%)	$30,593	$24,667	24.0%
Adjusted EBITDA (3)	$20,351	$15,682	29.8%	$119,357	$94,850	25.8%
Adjusted EBITDA Margin	22.1%	17.1%	5.0 pts	29.4%	24.6%	4.8 pts

(1)	Total Net Revenue represents revenue from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees in Mexico and Jamaica. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment as they are already excluded from revenue in accordance with U.S. GAAP. A description of how we compute Total Net Revenue and a reconciliation of Total Net Revenue to Total Revenue can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.
(2)	A description of how we compute Resort EBITDA and a reconciliation of Adjusted EBITDA to Resort EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.
(3)	A description of how we compute Adjusted EBITDA and a reconciliation of Net Income to Adjusted EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.
(4)	Excludes the following resorts:

•	Hyatt Ziva Cancún, which closed on April 30, 2014 for renovation and reopened November 15, 2015.

•	Hyatt Ziva Los Cabos, which closed on September 14, 2014 following Hurricane Odile and reopened September 15, 2015.

Balance Sheet

On October 4, 2016, the Company issued an additional $50.0 million of our 8.00% Senior Notes due 2020, from which we received net proceeds of approximately $50.5 million. The net proceeds of the October 4, 2016 issuance were used to repurchase $50.0 million of the Company’s preferred shares.

As of December 31, 2016, the Company held $33.5 million in cash and cash equivalents. Total interest-bearing debt was $837.8 million, comprised of $362.8 million of Term Loan B secured debt due 2019 and $475.0 million of 8.00% Senior Notes due 2020. As of December 31, 2016, there were no amounts outstanding on the Company’s $50.0 million Revolving Credit Facility.

Selected Quarterly Financial Results and Operating Statistics

The following table is presented to provide investors with selected quarterly operating information for 2016:

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016
Occupancy	82.3%	78.6%	81.6%	82.3%	81.2%
Net Package ADR	$303.40	$236.16	$210.26	$212.49	$240.53
Net Package RevPAR	$249.70	$185.56	$171.52	$174.92	$195.31
Total Net Revenue	$156,857	$124,241	$111,171	$116,770	$509,039
Resort EBITDA	$73,893	$40,697	$33,885	$36,787	$185,262
% of full year	39.9%	22.0%	18.3%	19.8%	100.0%
Adjusted EBITDA	$66,834	$33,508	$25,597	$28,730	$154,669
% of full year	43.2%	21.7%	16.5%	18.6%	100.0%

Earnings Call

The Company will host a conference call to discuss its fourth quarter and year end results on Wednesday, March 15, 2017, at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (866) 393-5826 for domestic participants and (954) 320-0070 for international participants. The conference ID number is 80776088. Additionally, interested parties may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Wednesday, March 15, 2017. This replay will run through Thursday, March 30, 2017. The access number for a taped replay of the conference call is (855) 859-2056 or (404) 537-3406 using the same conference ID number. There will also be a webcast of the conference call accessible on the Company’s investor relations website at www.investors.playaresorts.com.

About the Company

Playa Hotels & Resorts N.V. (“Playa”) is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. Playa owns a portfolio consisting of 13 resorts (6,142 rooms) located in Mexico, the Dominican Republic and Jamaica. Playa owns and manages Hyatt Zilara and Hyatt Ziva Cancun, Hyatt Zilara and Hyatt Ziva Rose Hall Jamaica, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos. The company also owns and operates three resorts under Playa’s brands, THE Royal and Gran, as well as five resorts in Mexico and the Dominican Republic that are managed by a third party.

Definitions of Non-U.S. GAAP Measures and Operating Statistics

Occupancy

“Occupancy” represents the total number of rooms sold for a period divided by the total number of rooms available during such period. Occupancy is a useful measure of the utilization of a resort’s total available capacity and can be used to gauge demand at a specific resort or group of properties for a period. Occupancy levels also enable us to optimize Net Package ADR by increasing or decreasing the stated rate for our all-inclusive packages as demand for a resort increases or decreases.

Net Package Average Daily Rate (“Net Package ADR”)

“Net Package ADR” represents total net package revenue for a period divided by the total number of rooms sold during such period. Net Package ADR trends and patterns provide useful information concerning the pricing environment and the nature of the guest base of our total portfolio or comparable portfolio, as applicable. Net Package ADR is a commonly used performance measure in the all-inclusive segment of the lodging industry, and is commonly used to assess the stated rates that guests are willing to pay through various distribution channels.

Net Package Revenue per Available Room (“Net Package RevPAR”)

“Net Package RevPAR” is the product of Net Package ADR (as defined above) and the average daily occupancy percentage. Net Package RevPAR does not reflect the impact of non-package revenue. Although Net Package RevPAR does not include this additional revenue, it generally is considered the key performance measure in the all-inclusive segment of the lodging industry to identify trend information with respect to net room revenue produced by our portfolio or comparable portfolio, as applicable, and to evaluate operating performance on a consolidated basis or a regional basis, as applicable.

Net Revenue, Net Package Revenue and Net Non-package Revenue

We derive net revenue from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees in Mexico and Jamaica. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Net revenue is recognized when the rooms are occupied and/or the relevant services have been rendered. Advance deposits received from guests are deferred and included in trade and other payables until the rooms are occupied and/or the relevant services have been rendered, at which point the revenue is recognized. Food and beverage revenue not included in a guest’s all-inclusive package is recognized when the goods are consumed. Net revenue represents a key indicator to assess the overall performance of our business and analyze trends, such as consumer demand, brand preference and competition.

In analyzing our results, our management differentiates between Net Package Revenue and Net Non-package Revenue (as such terms are defined below). Guests at our resorts purchase packages at stated rates, which include room accommodations, food and beverage services and entertainment activities, in contrast to other lodging business models, which typically only include the room accommodations in the stated rate. The amenities at all-inclusive resorts typically include a variety of buffet and á la carte restaurants, bars, activities, and shows and entertainment throughout the day. “Net Package Revenue” consists of net revenues derived from all-inclusive packages purchased by our guests. “Net Non-package Revenue” primarily includes net revenue associated with guests’ purchases of upgrades, premium services and amenities, such as premium rooms, dining experiences, wines and spirits and spa packages, which are not included in the all-inclusive package.

The following table shows a reconciliation of Total Net Revenue to Total Revenue for the three months and years ended December 31, 2016 and 2015:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Total Net Revenue	$116,770	$104,627	$509,039	$399,324
Plus: Compulsory Tips	3,351	2,462	12,452	9,021

Total Revenue	$120,121	$107,089	$521,491	$408,345

EBITDA, Adjusted EBITDA and Resort EBITDA

We define EBITDA, a non-U.S. GAAP financial measure, as net income (loss), determined in accordance with U.S. GAAP, for the period presented, before interest expense, income tax benefit and depreciation and amortization expense. We define Adjusted EBITDA, a non-U.S. GAAP financial measure, as EBITDA further adjusted to exclude the following items:

•	Other expense (income), net

•	Impairment loss

•	Management termination fees

•	Pre-opening expenses

•	Transaction expenses

•	Severance expenses

•	Other tax expense

•	Jamaica delayed opening expenses

•	Insurance proceeds

•	Stock-based compensation expense

We define Resort EBITDA as Adjusted EBITDA before corporate expenses.

We believe that Adjusted EBITDA is useful to investors for two principal reasons. First, we believe Adjusted EBITDA assists investors in comparing our performance over various reporting periods on a consistent basis by removing from our operating results the impact of items that do not reflect our core operating performance. For example, changes in foreign exchange rates (which are the principal driver of changes in other expense (income), net), and expenses related to capital raising, strategic initiatives and other corporate initiatives, such as expansion into new markets (which are the principal drivers of changes in transaction expenses), are not indicative of the operating performance of our resorts. The other adjustments included in our definition of Adjusted EBITDA relate to items that occur infrequently and therefore would obstruct the comparability of our operating results over reporting periods. For example, impairment losses, such as those resulting from hurricane damage, and related revenue from insurance policies, other than business interruption insurance policies, as well as expenses incurred in connection with closing or reopening resorts that undergo expansions or renovations, are infrequent in nature, and we believe excluding these expense and revenue items permits investors to better evaluate the core operating performance of our resorts over time.

The second principal reason that we believe Adjusted EBITDA is useful to investors is that it is considered a key performance indicator by our Board and management. In addition, the compensation committee of our Board determines the annual variable compensation for certain members of our management based, in part, on consolidated Adjusted EBITDA. We believe that Adjusted EBITDA is useful to investors because it provides investors with information utilized by our Board and management to assess our performance and may (subject to the limitations described below) enable investors to compare the performance of our portfolio to our competitors.

EBITDA, Adjusted EBITDA and Resort EBITDA are not substitutes for net income (loss) or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted EBITDA. For example, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these and other limitations, EBITDA, Adjusted EBITDA, and Resort EBITDA should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented in this release.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Form S-4 registration statement, filed February 7, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. Playa disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

Playa Hotels & Resorts B.V.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Resort EBITDA

($ in thousands)

The following is a reconciliation of our U.S. GAAP net income to EBITDA, Adjusted EBITDA and Resort EBITDA for the three months and years ended December 31, 2016 and 2015:

		Three Months Ended December 31,		Year Ended December 31,
		2016	2015	2016	2015
Net (loss) income for the period		$(24,615)	$(13,143)	$20,216	$9,711
Interest expense		14,174	12,603	54,793	49,836
Income tax (benefit)		9,502	3,484	4,232	(1,755)
Depreciation and amortization		13,935	12,183	52,744	46,098

EBITDA		$12,996	$15,127	$131,985	$103,890

Other expense, net	(a)	3,405	1,353	5,819	2,128
Pre-opening expense	(b)	—	1,478	—	4,105
Transaction expense	(c)	12,664	214	16,538	5,353
Other tax expense	(d)	(296)	350	675	1,949
Jamaica delayed opening accrual	(e)	—	(1,410)	—	(1,458)
Insurance proceeds	(f)	(39)	—	(348)	(14,286)

Adjusted EBITDA		$28,730	$17,112	$154,669	$101,681

Corporate expenses		8,057	8,357	30,593	24,667

Resort EBITDA		$36,787	$25,469	$185,262	$126,348

(a)	Represents changes in foreign exchange and other miscellaneous expenses or income.
(b)	Represents pre-opening expenses incurred in connection with the expansion, renovation, repositioning and rebranding of Hyatt Ziva Cancún. Excludes pre-opening expenses incurred at Hyatt Ziva Los Cabos following Hurricane Odile, as those expenses were offset with proceeds from business interruption insurance.
(c)	Represents expenses incurred in connection with corporate initiatives, such as: the redesign and build-out of our internal controls; capital raising efforts; and strategic initiatives, such as possible expansion into new markets. We eliminate these expenses from Adjusted EBITDA because they are not attributable to our core operating performance.
(d)	Relates primarily to a Dominican Republic asset tax, which is an alternative tax to income tax in the Dominican Republic. We eliminate this expense from Adjusted EBITDA because it is substantially similar to the income tax expense we eliminate from our calculation of EBITDA.
(e)	Represents an expense accrual recorded in 2014 related to our future stay obligations provided to guests affected by the delayed reopening of Hyatt Ziva and Hyatt Zilara Rose Hall. The reversal of this accrual occurred throughout 2015.
(f)	For 2016, insurance proceeds represent small claims at Dreams Palm Beach, Dreams Punta Cana, and Hyatt Zilara Cancún. For 2015, insurance proceeds represent a portion of the insurance proceeds related to property insurance, including proceeds received in connection with Hurricane Odile in 2015, and not business interruption insurance proceeds. The business interruption insurance proceeds associated with Hurricane Odile were offset by the expenses incurred while Hyatt Ziva Los Cabos was closed and are included in net income (loss).

Playa Hotels & Resorts B.V.

Consolidated Balance Sheet

($ in thousands, except share data)

	As of December 31, 2016	As of December 31, 2015
ASSETS
Cash and cash equivalents	33,512	35,460
Restricted cash	9,651	6,383
Trade and other receivables	48,881	43,349
Accounts receivable from related parties	2,532	3,457
Inventories	10,451	10,062
Prepayments and other assets	28,633	52,675
Property, plant and equipment, net	1,400,317	1,432,855
Investments	1,389	844
Goodwill	51,731	51,731
Other intangible assets	1,975	2,505
Deferred tax assets	1,818	4,703

Total assets	1,590,890	1,644,024

LIABILITIES, CUMULATIVE REDEEMABLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY
Trade and other payables	145,042	152,035
Accounts payable to related parties	8,184	5,930
Income tax payable	5,128	4,510
Debt	780,725	780,646
Debt to related party	47,592	47,792
Deferred consideration	1,836	4,145
Other liabilities	8,997	10,050
Deferred tax liabilities	76,832	92,926

Total liabilities	1,074,336	1,098,034

Commitments and contingencies
Cumulative redeemable preferred shares (par value $0.01; 32,738,094 shares authorized and issued and 28,510,994 and 32,738,094 shares outstanding as of December 31, 2016 and 2015, respectively; aggregate liquidation preference of $345,951 and $352,275 as of December 31, 2016 and 2015, respectively)	345,951	352,275
Shareholders’ equity
Ordinary shares (par value $0.01; 65,623,214 shares authorized and issued and 60,249,330 shares outstanding as of December 31, 2016 and 2015)	656	656
Treasury shares (at cost; 5,373,884 shares as of December 31, 2016 and 2015)	(23,108)	(23,108)
Paid-in capital	377,196	420,872
Accumulated other comprehensive loss	(3,719)	(4,067)
Accumulated deficit	(180,422)	(200,638)

Total shareholders’ equity	170,603	193,715

Total liabilities, cumulative redeemable preferred shares and shareholders’ equity	1,590,890	1,644,024

Playa Hotels & Resorts B.V.

Consolidated Statement of Operations and Comprehensive Income (Loss)

($ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue:
Package	$102,067	$92,064	$450,875	$352,820
Non-package	18,054	15,025	70,616	55,525

Total revenue	120,121	107,089	521,491	408,345

Direct and selling, general and administrative expenses:
Direct	72,652	67,617	286,691	247,080
Selling, general and administrative	31,107	22,163	97,344	70,461
Pre-opening	—	1,478	—	12,440
Depreciation and amortization	13,935	12,183	52,744	46,098
Insurance proceeds	(39)	(649)	(348)	(27,654)

Direct and selling, general and administrative expenses	117,655	102,792	436,431	348,425

Operating income	2,466	4,297	85,060	59,920

Interest expense	(14,174)	(12,603)	(54,793)	(49,836)
Other expense, net	(3,405)	(1,353)	(5,819)	(2,128)

Net (loss) income before tax	(15,113)	(9,659)	24,448	7,956

Income tax (provision) benefit	(9,502)	(3,484)	(4,232)	1,755

Net (loss) income	$(24,615)	$(13,143)	$20,216	$9,711

Other comprehensive (loss) income, net of taxes:
Benefit obligation gain (loss)	$304	$129	348	(484)

Other comprehensive income (loss)	304	129	348	(484)

Total comprehensive (loss) income	$(24,311)	$(13,014)	$20,564	$9,227

Accretion and dividends of cumulative redeemable preferred shares	(10,512)	(10,482)	(43,676)	(39,657)

Net loss available to ordinary shareholders	$(35,127)	$(23,625)	$(23,460)	$(29,946)

Losses per share - Basic	$(0.58)	$(0.39)	$(0.39)	$(0.50)

Losses per share - Diluted	$(0.58)	$(0.39)	$(0.39)	$(0.50)

Weighted average number of shares outstanding during the period - Basic	60,249,330	60,249,330	60,249,330	60,249,330
Weighted average number of shares outstanding during the period - Diluted	60,249,330	60,249,330	60,249,330	60,249,330

Playa Hotels & Resorts B.V.

Consolidated Debt Summary – As of December 31, 2016

($ in millions)

	Maturity		Debt	Applicable Rate	LTM Interest
Debt	Date	# of Years
Revolving credit facility (1)	Aug-18	1.6	$0.0	4.51%	$1.5
Term loan (2)	Aug-19	2.6	362.8	4.00%	15.0
Senior notes	Aug-20	3.6	475.0	8.00%	34.0

Total debt		3.2	$837.8	6.27%	$50.4

Less: cash and cash equivalents (3)			(33.5)

Net debt (Face)			$804.3

(1)	As of December 31, 2017, the total borrowing capacity under our revolving credit facility was $50.0 million. The interest rate on our revolving credit facility is L+375 bps with no LIBOR floor. 1-mo LIBOR is currently 0.76%.
(2)	The interest rate on our term loan is L+300 bps with a LIBOR floor of 1%. 3-mo LIBOR is currently 1.00%.
(3)	Based on cash balances on hand as of December 31, 2016.

Playa Hotels & Resorts B.V.

Segment Operating Statistics – Years Ended December 31, 2016 and 2015

		Occupancy			Net Package ADR			Net Package RevPAR			Total Net Revenue			Resort EBITDA			EBITDA Margin
											($ in thousands)			($ in thousands)
Total Portfolio	Rooms	2016	2015	Pts. Change	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change	2016	2015	Pts. Change
Yucatán Peninsula	2,720	86.3%	86.8%	(0.5) pts	$254.50	$248.68	2.3%	$219.63	$215.85	1.8%	$248,958	204,294	21.9%	$108,946	$82,466	32.1%	43.8%	40.4%	3.4 pts
Pacific Coast	926	70.5%	53.7%	16.8 pts	$267.50	$219.89	21.7%	$188.59	$118.08	59.7%	$75,340	26,588	183.4%	$25,851	$8,248	213.4%	34.3%	31.0%	3.3 pts
Caribbean Basin	2,496	79.6%	80.5%	(0.9) pts	$215.17	$196.60	9.4%	$171.28	$158.26	8.2%	$184,709	168,311	9.7%	$50,465	$35,634	41.6%	27.3%	21.2%	6.1 pts

Total Portfolio	6,142	81.2%	80.5%	0.7 pts	$240.53	$222.07	8.3%	$195.31	$178.66	9.3%	$509,007	399,193	27.5%	$185,262	$126,348	46.6%	36.4%	31.7%	4.7 pts

		Occupancy			Net Package ADR			Net Package RevPAR			Total Net Revenue			Resort EBITDA			EBITDA Margin
											($ in thousands)			($ in thousands)
Comparable Portfolio	Rooms	2016	2015	Pts. Change	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change	2016	2015	Pts. Change
Yucatán Peninsula(1)	2,173	88.8%	88.2%	0.6 pts	$246.32	$247.39	(0.4%)	$218.73	$218.20	0.2%	$198,500	200,153	(0.8%)	$92,620	$81,684	13.4%	46.7%	40.8%	5.9 pts
Pacific Coast(2)	335	70.2%	57.3%	12.9 pts	$228.22	$206.99	10.3%	$160.21	$118.61	35.1%	$22,431	16,494	36.0%	$6,866	$2,199	212.2%	30.6%	13.3%	17.3 pts
Caribbean Basin	2,496	79.6%	80.5%	(0.9) pts	$215.17	$196.60	9.4%	$171.28	$158.26	8.2%	$184,709	168,311	9.7%	$50,465	$35,634	41.6%	27.3%	21.2%	6.1 pts

Total Comparable Portfolio	5,004	83.0%	82.3%	0.7 pts	$230.39	$220.72	4.4%	$191.22	$181.60	5.3%	$405,640	384,958	5.4%	149,951	$119,517	25.5%	37.0%	31.0%	6.0 pts

Highlights

Yucatán Peninsula

•	Yucatán Peninsula results were affected by the reopening of Hyatt Ziva Cancún in Q4 2015.

•	The remaining resorts had Resort EBITDA of $92.6 million, an increase of 13.4% compared to the prior year.

•	These resorts recorded a decrease in Net Package ADR of 40 basis points. This was primarily attributable to some decreased business from major tour operators at our two resorts in Playa del Carmen.

Pacific Coast

•	Pacific Coast results were affected by the reopening of Hyatt Ziva Los Cabos in Q3 2015.

•	Resort EBITDA for 2015 at Hyatt Ziva Los Cabos includes $8.3 million of pre-opening expense, which is offset by $12.7 million of Business Interruption proceeds.

Caribbean Basin

•	Net Package RevPAR increased 8.2% over the comparable period in the prior year, driven by Net Package ADR growth of 9.4% and offset by a decrease in Occupancy of 90 basis points.

•	Resort EBITDA increased 41.6% over the prior year.

•	These increases were primarily attributable to the performance of Hyatt Ziva and Zilara Rose Hall. The remaining resorts had Resort EBITDA of $37.9 million, an increase of $2.8 million compared to the prior year.

(1)	Excludes Hyatt Ziva Cancún, which closed on April 30, 2014 for renovation and reopened November 15, 2015.
(2)	Excludes Hyatt Ziva Los Cabos, which closed on September 14, 2014 following Hurricane Odile and reopened September 15, 2015.

Playa Hotels & Resorts B.V.

Segment Operating Statistics – Three Months Ended December 31, 2016 and 2015

		Occupancy			Net Package ADR			Net Package RevPAR			Total Net Revenue(2)			Resort EBITDA			EBITDA Margin
											($ in thousands)			($ in thousands)
Total Portfolio	Rooms	2016	2015	Pts. Change	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change	2016	2015	Pts. Change
Yucatán Peninsula	2,720	89.2%	82.9%	6.2 pts	$228.56	$233.74	(2.2%)	$203.77	$193.80	5.1%	$59,318	$51,407	15.4%	$24,873	$18,978	31.1%	41.9%	36.9%	5.0 pts
Pacific Coast	926	72.6%	54.4%	18.2 pts	$237.92	$241.90	(1.6%)	$172.69	$131.65	31.2%	$17,162	$13,251	29.5%	$5,212	$1,504	246.5%	30.4%	11.4%	19.0 pts
Caribbean Basin	2,496	78.5%	80.6%	(2.1) pts	$183.87	$187.37	(1.9%)	$144.30	$150.94	(4.4%)	$40,264	$39,998	0.7%	$6,702	$4,987	34.4%	16.6%	12.5%	4.1 pts

Total Portfolio	6,142	82.3%	77.4%	4.9 pts	$212.49	$214.14	(0.8%)	$174.92	$165.79	5.5%	$116,744	104,655	11.6%	$36,787	$25,469	44.4%	31.5%	24.3%	7.2 pts

		Occupancy			Net Package ADR			Net Package RevPAR			Total Net Revenue			Resort EBITDA			EBITDA Margin
											($ in thousands)			($ in thousands)
Comparable Portfolio	Rooms	2016	2015	Pts. Change	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change	2016	2015	Pts. Change
Yucatán Peninsula(1)	2,173	90.7%	88.0%	2.7 pts	$217.83	$227.64	(4.3%)	$197.53	$200.31	(1.4%)	$45,872	$47,295	(3.0%)	$19,704	$18,267	7.9%	43.0%	38.6%	4.4 pts
Pacific Coast(2)	335	73.3%	55.5%	17.8 pts	$228.07	$215.54	5.8%	$167.17	$119.58	39.8%	$5,927	$4,284	38.3%	$2,002	$785	155.0%	33.8%	18.3%	15.5 pts
Caribbean Basin	2,496	78.5%	80.6%	(2.1) pts	$183.87	$187.37	(1.9%)	$144.30	$150.94	(4.4%)	$40,264	$39,998	0.7%	$6,702	$4,987	34.4%	16.6%	12.5%	4.1 pts

Total Comparable Portfolio	5,004	83.4%	82.1%	1.3 pts	$202.50	$207.39	(2.4%)	$168.95	$170.28	(0.8%)	$92,063	$91,577	0.5%	$28,408	$24,039	18.3%	30.9%	26.2%	4.7 pts

Highlights

Yucatán Peninsula

•	Yucatán Peninsula results were affected by the reopening of Hyatt Ziva Cancún in Q4 2015.

•	The remaining resorts had Net Package ADR of $217.83, a decrease of 4.3% compared to the prior year. This was primarily attributable to some decreased business from major tour operators at our two resorts in Playa del Carmen.

Pacific Coast

•	Pacific Coast results were affected by the reopening of Hyatt Ziva Los Cabos in Q3 2015.

•	Excluding this property, Resort EBITDA increased 155.0%, primarily due to improved Occupancy and Net Package ADR.

Caribbean Basin

•	Net Package RevPAR decreased 4.4% over the comparable period in the prior year, driven by a decrease in Net Package ADR of 1.9% and a decrease in Occupancy of 210 basis points.

•	These decreases were primarily attributable to some softness experienced at our properties in the Dominican Republic.

•	Resort EBITDA increased $1.7 million, or 34.4%, over the prior year.

•	This increase was primarily attributable to the performance of Hyatt Ziva and Zilara Rose Hall. The remaining resorts had Resort EBITDA of $5.9 million, an increase of $0.1 million compared to the prior year

(1)	Excludes Hyatt Ziva Cancún, which closed on April 30, 2014 for renovation and reopened November 15, 2015.
(2)	Excludes Hyatt Ziva Los Cabos, which closed on September 14, 2014 following Hurricane Odile and reopened September 15, 2015.